Calculation of Filing Fee Tables
F-3
ELBIT SYSTEMS LTD
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value NIS 1 per share	457(r)				0.0001531
Fees to be Paid	2	Other	Warrants	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Guarantees	457(r)				0.0001531
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	6	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1a. An indeterminate number of ordinary shares may be issued from time to time upon exercise, conversion or exchange of other securities. 2a. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. 3a. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Note 2a. See Note 3a. 1b. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 2b. Warrants covered by this registration statement cover ordinary shares.

[3]	See Note 2a. See Note 3a. See Note 1b.

[4]	See Note 2a. See Note 3a. See Note 1b.

[5]	See Note 2a. See Note 3a. See Note 1b.

[6]	See Note 2a. See Note 3a. See Note 1b. 1c. Each unit may be issued under one or more unit agreements and will represent an interest in one or more securities registered hereby, including ordinary shares or warrants.